Filed pursuant to Rule 424(b)(5)

Registration No. 333-283580

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 9, 2024)

373,060 Shares of Common Stock

authID Inc. (the “Company” or “we”) is offering (the “Offering”) 373,060 shares of our common stock (the “Shares”) at a purchase price of $5.60 per share pursuant to this prospectus supplement.

We have retained Dominari Securities LLC (“Dominari”) and Madison Global Partners, LLC (“Madison”), as co-placement agents (collectively, Dominari and Madison are referred to as the “Placement Agents”) with respect to this Offering. The Placement Agents are not purchasing or selling any shares offered hereby, nor are the Placement Agents required to arrange for the purchase or sale of any specific number or dollar amount of shares, but they have agreed to use their best efforts to arrange for the sale of all of the shares. We have agreed to pay the Placement Agents’ fees including 7% of the gross proceeds from the sale of the shares sold by Madison being offered hereby and 8% of the of the gross proceeds from the sale of the shares sold by Dominari being offered hereby. Madison shall also be entitled to a cash fee of 3% of the gross proceeds from the sale of shares to investors introduced to the Company by Dominari in the Offering. In addition, we will issue Madison warrants (the “Madison Warrants”) to purchase up to 14,762 shares of common stock of the Company (the “Madison Warrants Shares”), which are equal to 7% of the number of Shares placed by Madison in the Offering and 3% of the number of Shares placed by Dominari in the Offering and we will issue Dominari warrants (the “Dominari Warrants”) to purchase up to 22,702 shares of common stock of the Company (the “Dominari Warrants Shares”), which are equal to 8% of the number of Shares placed by Dominari in the Offering. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding these arrangements.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AUID.” On May 5, 2025, the last reported sales price of our common stock on the Nasdaq Capital Market was $6.855 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on the Nasdaq Capital Market or on any other national securities exchange or nationally recognized trading system.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per
	Share	Total
Offering price	$5.60	$2,089,136
Placement Agents fees (1)	$0.56	$209,805
Proceeds, before expenses, to us	$5.04	$1,879,331

(1)	We have also agreed to reimburse the Placement Agents for legal fees and other expenses incurred by the Placement Agents in connection with the Offering. We are required to reimburse Madison up to a maximum of $92,500 for legal fees and other expenses. We are required to reimburse Dominari up to a maximum of $100,000 for legal fees and other expenses. In addition, we are required to pay Dominari a 1% management fee of the gross proceeds raised by Dominari. See “Plan of Distribution” for additional information regarding Placement Agents compensation and estimated offering expenses.

Delivery of the shares of common stock to the investors through the facilities of The Depository Trust Company and delivery of the Warrants, is expected to be made on or about May 7, 2025.

Dominari Securities LLC, Co-placement agent

Madison Global Partners, LLC, Co-placement agent

The date of this prospectus supplement is May 7, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the Placement Agents have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information and Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: authID Inc., 1580 North Logan Street, Suite 660, Unit 51767, Denver, Colorado 80203, telephone number 516-274-8700.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agents have not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “AUID,” the “Company,” “we,” “our” or “us” in this prospectus refer to authID Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

authID ensures enterprises “Know Who’s Behind the Device”TM for every customer or employee login and transaction. Through its easy-to-integrate, patented, biometric identity platform, authID quickly and accurately verifies a user’s identity, eliminating any assumption of ‘who’ is behind a device and preventing cybercriminals from taking over accounts. authID combines digital onboarding, biometric passwordless authentication and account recovery, with a fast, accurate, user-friendly experience – delivering identity verification in 700ms. Establishing a biometric root of trust for each user that is bound to their accounts, or provisioned devices, authID stops fraud at onboarding, eliminates password risks and costs, and provides the faster, more accurate and privacy preserving user identity experience demanded by operators of today’s digital ecosystems.

Our Platform

Our cloud-based platform was developed with internally developed software as well as acquired and licensed technology and provides the following core services:

●	Biometric Identity Verification – ProofTM

●	Biometric Identity Authentication - VerifiedTM

●	PrivacyKeyTM Privacy Preserving Biometrics

●	Account / Access Recovery

Biometric Identity Verification - Proof

Biometric identity verification establishes the trusted identity of a user based on a variety of ground truth sources, including government-issued identity documents such as national IDs, driver’s licenses and passports or electronic machine-readable travel documents (or eMRTDs). Our VerifiedTM platform detects presentation attack and spoofing threats, evaluates the authenticity of security features present on a government-issued identity document, and biometrically matches the reference picture of the document with a live user’s selfie (a photograph that the user has taken of themselves). Usually occurring at account opening or onboarding, identity verification ensures that the enterprise knows that the person interacting with the enterprise is who they say they are, in real time. authID’s ProofTM identity verification product eliminates the need for costly and less accurate face-to-face, in-person ID checks and instead provides a verified identity in seconds. Additionally, authID’s PrivacyKey technology enables customers to perform biometric verification through the use of Public/Private Keys that is performed without storing any biometric data, which ensures individual data privacy. In a digital, online world of increasing fraud and security threats, Proof speeds up onboarding and offers our customers confidence in the identities of consumers, employees or third-party vendors.

Biometric Identity Authentication - Verified

Biometric identity authentication provides any organization with a secure, convenient solution to validate that an individual is the verified account owner for various purposes including passwordless login and performing specific transactions, or functions. The authID Verified product allows users to confirm their identity with their facial biometric by simply taking a selfie on a mobile phone or device of their choosing (as opposed to dedicated hardware). The solution includes a patented audit trail created for each transaction, containing the digitally signed transaction details, with proof of identity authentication and consent.

PrivacyKey Privacy Preserving Biometrics

authID’s PrivacyKey solution provides biometric authentication without the requirement to store any biometric or derivative of biometric data. The technology transforms biometric verification into Public/Private Key cryptography whereby the facial image of the person is converted into an elliptical public/private key pair where only the public key is stored and the private key only exists during authentication and is deleted immediately after. The solution is compliant to the ISO30136 Privacy Biometric standard and provides a False Match Rate accuracy of 1:1 Billion at a False Rejection Rate of 0.3%, as confirmed by independent tests conducted by the Commonwealth Scientific and Industrial Research Organization (“CSRIO”).

Account Access and Recovery

authID’s Verified biometric identity authentication solution allows users to recover, via a facial biometric, account access that is lost or blocked due to expired credentials, lockouts, lost or stolen devices, or compromised accounts. Because the account owner’s root of trust is established in the cloud, recovery is independent of any device or hardware. In this way, account recovery is instant, portable, and does not require the presence of or access to a previously provisioned device in order to secure access from a different device.

Key Customer Benefits

Our solution allows our enterprise customers to:

●	Verify and Authenticate users. Customers can use the authID platform not only to verify the identity of new users, but also to authenticate those users seamlessly on an ongoing basis to enable quick, secure logins and transaction authentications.

●	Benefit from high-speed processing. Our solution returns a very low-latency response, key to enabling high-volume use cases (such as logins and high-value transactions) and providing a frictionless user experience.

●	Precisely and accurately identify their consumers and employees, giving the enterprise complete confidence in who is accessing their digital assets.

●	Provide a seamless user experience in terms of speed and self-guided flow, so that even users who are not tech-savvy are easily able to complete the identity verification and authentication processes.

●	Support a wide variety of devices. Our cloud-based service is device agnostic and may be used to verify or authenticate users on any device with a camera, including shared devices, digital kiosks, etc.

●	Integrate quickly and easily. We offer pre-integrated OIDC connections as well as integrations with several leading Identity and Access Management solutions.

●	Offer broad identity document coverage. We can verify identities using a wide spectrum of government-issued documents from around the world.

●	Perform secure biometric verification & authentication without the need to store biometric data. Our PrivacyKey technology removes the need to store any biometric data in order to perform verification or authentication transactions. PrivacyKey verification and authentication is seamlessly delivered thru either a web or mobile applications with a response time of less than 700ms.

Recent Developments

On March 31, 2025, the Company entered into a securities purchase agreement with accredited investors (the “March 2025 Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a registered offering (the “March 2025 Offering”) an aggregate of 1,361,120 shares (the “March 2025 Shares”) of the Company’s common stock at a per share price of $4.50 per share and, in lieu of offering the March 2025 Shares to certain investors that so choose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 450,000 shares of our common stock (the “Warrant Shares”). The purchase price of the Pre-Funded Warrant was $4.4999, which is equal to the price per share of the Shares, minus $0.0001, the exercise price of each Pre-Funded Warrant. The Company retained Dominari and Madison, as co-placement agents (collectively, Dominari and Madison are referred to as the “Placement Agents”) with respect to this Offering. The Company paid the Placement Agents’ fees including 7% of the gross proceeds from the sale of the shares sold by Madison and 8% of the gross proceeds from the sale of the shares sold by Dominari. Madison was also paid a cash fee of 3% of the gross proceeds from the sale of shares to investors introduced to the Company by Dominari in the March 2025 Offering. In addition, the Company issued Madison warrants (the “Madison Warrants”) to purchase up to 80,999 shares of common stock of the Company, which are equal to 7% of the number of Shares placed by Madison in the Offering and 3% of the number of Shares placed by Dominari in the Offering and issued Dominari warrants (the “Dominari Warrants”) to purchase up to 91,556 shares of common stock of the Company, which are equal to 8% of the number of Shares placed by Dominari in the Offering. The Madison Warrants and the Dominari Warrants have an exercise price of $4.50 per share. The Company agreed to reimburse the Placement Agents for legal fees and other expenses incurred by the Placement Agents in connection with the March 2025 Offering. The Company reimbursed Madison $100,000 for legal fees and other expenses. In addition, the Company paid Madison a non-refundable advisory fee of $50,000 upon engagement and a $30,000 fee upon closing of the Offering. The Company reimbursed Dominari $100,000 for legal fees and other expenses. In addition, the Company paid Dominari a 1% management fee of the gross proceeds raised by Dominari.

Corporate Information

We were incorporated under the laws of the State of Delaware on September 21, 2011. We have limited operating history and have generated limited revenues from our activities. Our corporate headquarters is a virtual address located at 1580 North Logan Street, Suite 660, Unit 51767, Denver, Colorado 80203.

THE OFFERING

Common Stock we are offering	373,060 shares of common stock

Common stock to be outstanding after this offering	13,443,740 shares.

Offering price	$5.60 per share

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $1.6 million, after deducting Placement Agents fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital.

Placement Agents’ Warrants	We have agreed to issue to the Placement Agents, warrants to purchase a number of shares of common stock for (a) Madison equal to 7% of the shares of common stock sold in this offering by us through Madison and equal to 3% of the shares of common stock sold in this offering by us through Dominari and (b) for Dominari equal to 8% of the shares of common stock sold in this offering by us through Dominari.

Dividend policy	We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

Nasdaq symbol	“AUID”, we do not intend to list the Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 13,070,680 shares of common stock outstanding as of May 6, 2025, and excludes, as of that date:

●	682,501 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $10.58; and

●	2,141,190 shares of common stock issuable upon exercise of certain stock options at a weighted average exercise price of $20.38 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

RISKS RELATED TO OUR SECURITIES AND THE OFFERING

If you purchase common stock sold in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2024, was approximately $0.652 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. After giving effect to the sale by us of 373,060 shares of common stock and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $4.526 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2024. after giving effect to this offering and the offering price. See the section entitled “Dilution” on page S-7 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders.

In addition, we have a significant number of warrants, stock options and Convertible Notes outstanding. To the extent that outstanding warrants, stock options and Convertible Notes have been or may be exercised or converted or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-6 for additional information. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our share price may be volatile and could decline substantially.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	our inability to commercialize our technology and products or, if successfully commercialized, our inability to sustain market acceptance of existing technology and products;

●	breaches of network or information technology security, presentation attacks, natural disasters or terrorist attacks could have an adverse effect on our business

●	our ability to continue as a going concern;

●	threatened or actual litigation or government investigations;

●	additional sales of our securities by us, our directors, executive officers or principal stockholders;

●	our operating and financial performance, quarterly or annual earnings relative to similar companies;

●	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission, or the SEC;

●	publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	announcements by us or our competitors of acquisitions, business plans or commercial relationships;

●	any major change in our board of directors or senior management;

●	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

●	short sales, hedging and other derivative transactions in our securities;

●	our creditworthiness, financial condition, performance, and prospects;

●	our dividend policy and whether dividends on our common stock have been, and are likely to be, declared and paid from time to time;

●	perceptions of the investment opportunity associated with our securities relative to other investment alternatives;

●	regulatory or legal developments;

●	changes in general market, economic, and political conditions, as well as uncertainty resulting from the COVID-19 pandemic, geopolitical tensions, and other macroeconomic conditions;

●	conditions or trends in our industry, or customers;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	Our failure to meet the continued listing requirements of the Nasdaq Capital Market including the minimum stockholders’ equity and the minimum bid price requirement, which could result in a de-listing of our common stock; and

●	Sales of a substantial number of shares of our common stock in the public market by our existing stockholders

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after Placement Agents fees and estimated offering expenses payable by us, will be approximately $1.6 million.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. The timing and amount of our actual expenditures will be based on many factors and, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering.

We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2024. Such information is set forth on the following basis:

●	on an actual basis;

●	on an actual basis as adjusted to reflect the March 2025 Offering; and

●	a pro forma basis, to give effect to the sale of the 373,060 shares of common stock in this Offering at an offering price of $5.60 per share after deducting estimated Placement Agents' fees and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus (in thousands).

	As of December 31, 2024
	Actual	As Adjusted (1)	(Unaudited) Proforma
Cash and cash equivalents	$8,471,561	$15,478,561	$17,112,001
Total liabilities	$2,956,188	$5,138,688	$5,138,688
Total stockholders’ (deficit) equity	$11,515,189	$16,497,199	$18,130,639
Total capitalization	$19,986,750	$31,975,760	$35,242,640

(1)	Adjusted to reflect the March 2025 Offering.

The outstanding share information in the table above excludes the following:

●	682,501 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $10.58; and

●	2,141,190 shares of common stock issuable upon exercise of certain stock options at a weighted average exercise price of $20.38 per share.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 31, 2024 was approximately $0.652 per share, which was $0.973 as adjusted to account for the March 2025 Offering. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 373,060 shares of common stock in this Offering at the offering price set forth on the cover page of this prospectus supplement and after deducting estimated Placement Agents’ fees and expenses payable by us our as adjusted net tangible book value as of December 31, 2024 would have been approximately $1.073 per share of common stock. This represents an immediate increase in net tangible book value of $0.100 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.527 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share	$5.600
Net tangible book value per share as of December 31, 2024(1)	$0.973
Increase per share attributable to this offering	$0.100
As adjusted net tangible book value per share as of December 31, 2024 after this offering (1)	$1.073
Dilution per share to new investors participating in this offering	$4.527

(1)	Adjusted to reflect the March 2025 Offering.

The number of shares of common stock that would be outstanding after this offering is based on 13,070,680 shares of common stock outstanding as of December 31, 2024 and excludes, as of that date:

●	682,501 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $10.58; and

●	2,141,190 shares of common stock issuable upon exercise of certain stock options at a weighted average exercise price of $20.38 per share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 373,060 shares of our common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 6 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with investors pursuant to which we sold to such purchasers 373,060 shares of common stock.

The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

We engaged Dominari Securities LLC (“Dominari”) and Madison Global Partners, LLC (“Madison”), as co-placement agents (collectively, Dominari and Madison are referred to as the “Placement Agents”) for the Offering. We entered an engagement letter with Madison dated March 12, 2025, as amended on March 26, 2025, and with Dominari on March 25, 2025, to solicit offers to purchase the securities in this offering. The Placement Agents are not purchasing or selling any of the securities we are offering, and they are not required to arrange the purchase or sale of any specific number of securities or dollar amount, but has agreed to use reasonable best efforts to arrange for the sale of the securities.

The Placement Agents propose to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. We established the price following negotiations with the Placement Agents and prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The Placement Agents will receive the Placement Agents fees; and

●	We will deliver the securities to the Placement Agents on behalf of investors.

Fees and Expenses

We have agreed to pay the Placement Agents’ fees including 7% of the gross proceeds from the sale of the shares sold by Madison being offered hereby and 8% of the of the gross proceeds from the sale of the shares sold by Dominari being offered hereby. Madison shall also be entitled to a cash fee of 3% of the gross proceeds from the sale of shares to investors introduced to the Company by Dominari in the Offering. We have also agreed to reimburse the Placement Agents for legal fees and other expenses incurred by the Placement Agents in connection with the Offering. We are required to reimburse Madison up to a maximum of $92,500 for legal fees and other expenses. We are required to reimburse Dominari up to a maximum of $100,000 for legal fees and other expenses. In addition, we are required to pay Dominari a 1% management fee of the gross proceeds raised by Dominari.

Dominari shall be entitled to cash compensation and warrants with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Dominari Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Dominari introduced to the Company by Dominari, if such Dominari Tail Financing is consummated at any time within the 24-month period following the closing of the Offering. Through the 12-month anniversary of the Offering, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, Dominari (or any affiliate designated by Dominari) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness, Dominari (or any affiliate designated by Dominari) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, Dominari (or any affiliate designated by Dominari) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Dominari or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

In addition, if any Covered Party (as defined in Madison’s engagement agreement) consummates a private placement or registered offering with the Company where Madison is not the financial advisor, at any time within twelve months of the earlier of (a) the closing of this offering, or (b) termination or expiration of the engagement agreement, the Company will pay Madison according to the fees and expenses section of the engagement agreement. Madison shall also be entitled to a cash fee of 3% of the gross proceeds and warrants to purchase 3% of the securities offered in the offering by the Company for any financing deal the Company consummates with Dominari, with respect to the gross proceeds of investment by investors introduced to the Company by Dominari from the date hereof through Dominari’s right of first refusal period. Further, if Dominari acts as financial advisor to Company with respect to a M&A transaction with any party introduced by Dominari or by Madison, then Madison will be entitled to three percent (3%) of the Transaction Value.

We also agreed to issue Madison warrants (the “Madison Warrants”) to purchase up to 14,763 shares of common stock of the Company (the “Madison Warrants Shares”), which equal to 7% of the number of Shares placed by Madison in the Offering and 3% of the number of Shares placed by Dominari in the Offering, and we will issue Dominari warrants (the “Dominari Warrants”) to purchase up to 22,701 shares of common stock of the Company (the “Dominari Warrants Shares”), which equal to 8% of the number of Shares placed by Dominari in the Offering. The exercise price and number of shares of common stock issuable upon exercise of the Madison Warrants and the Dominari may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price. The Madison Warrants and the Dominari Warrants will be exercisable commencing upon issuance and expire five years from the effective date of the Offering.

We currently anticipate that the sale of securities offered by this prospectus supplement and the accompanying base prospectus will be completed on or about May 7, 2025, subject to customary closing conditions. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers. The estimated offering expenses payable by us, excluding the Placement Agents’ fees payable to the Placement Agents, will be approximately $238,500, which includes legal and printing costs and various other fees associated with registering and listing the common stock. After deducting the Placement Agents’ fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.6 million.

Lock-Up Agreements

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock for a period of commencing on the date of the purchase agreement until 180 days after the closing of the offering, with respect to us, and 90 days, with respect to our officers and directors. These lock-up agreements provide limited exceptions.

Indemnification

We have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Regulation M

The Placement Agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agents acting as principal. Under these rules and regulations, the Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agents’ website and any information contained in any other website maintained by the Placement Agents are not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agents in its capacity as a placement agent and should not be relied upon by investors.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “AUID.”

Other Activities and Relationships

The Placement Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the Placement Agents and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agents or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agents and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the units offered hereby. Any such short positions could adversely affect future trading prices of the units offered hereby. The Placement Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing includes a brief summary of certain provisions of the engagement letters, as amended, entered with the Placement Agents and securities purchase agreement that we have entered into and does not purport to be a complete statement of their terms and conditions. A copy of the engagement letter with Madison dated March 12, 2025, as amended on March 26, 2025, and the engagement letter with Dominari dated March 25, 2025, were filed with the SEC as exhibits to the Form 8-K Current Report filed on April 2, 2025 and incorporated by reference into the registration statement of which this prospectus supplement forms a part and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-12.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York. The Placement Agents are being represented in connection with this offering by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of authID Inc., as of December 31, 2024, and December 31, 2023, and for the twelve-month periods then ended, respectively, appearing in authID Inc.’s Annual Report on Form 10-K, have been audited by Cherry Bekaert LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 14, 2025, February 12, 2025, March 13, 2025 and April 2, 2025; and

●	a description of our common stock contained in our Form 10-K for the period ending December 31, 2024, filed with the SEC on March 13, 2025.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

authID Inc.

1580 N. Logan Street, Suite 660, Unit 51767

Denver, CO 80203

Tel: 516-274-8700

PROSPECTUS

authID Inc.

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Units

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AUID.” On November 29, 2024 the last reported sale price of our common stock on The Nasdaq Capital Market was $5.99 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “authID,” “we,” “our,” “us” and the “Company” in this prospectus, we mean authID Inc., a Delaware corporation, and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of authID Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

ABOUT AUTHID INC.

Overview

authID ensures enterprises ”Know Who’s Behind the Device”TM for every customer or employee login and transaction. Through its easy-to-integrate, patented, biometric identity platform, authID quickly and accurately verifies a user’s identity, eliminating any assumption of ‘who’ is behind a device and preventing cybercriminals from taking over accounts. authID combines digital onboarding, biometric passwordless authentication and account recovery, with a fast, accurate, user-friendly experience – delivering identity verification in 700ms. Establishing a biometric root of trust for each user that is bound to their accounts, or provisioned devices, authID stops fraud at onboarding, eliminates password risks and costs, and provides the faster, frictionless, and more accurate user identity experience demanded by operators of today’s digital ecosystems.

Our Platform

Our cloud-based platform was developed with internally developed software as well as acquired and licensed technology and provides the following core services:

●	Biometric Identity Verification

●	Biometric Identity Authentication

●	PrivacyKey

●	Account / Access Recovery

Biometric Identity Verification

Biometric identity verification establishes the trusted identity of a user based on a variety of ground truth sources, including government-issued identity documents such as national IDs, driver’s licenses and passports or electronic machine-readable travel documents (or eMRTDs). Our platform detects presentation attack and spoofing threats, evaluates the authenticity of security features present on a government-issued identity document, and biometrically matches the reference picture of the document with a live user’s selfie (a photograph that the user has taken of themselves). Usually occurring at account opening or onboarding, identity verification ensures that the enterprise knows that the person interacting with the enterprise is who they say they are, in real time. authID’s ProofTM identity verification product eliminates the need for costly and less accurate face-to-face, in-person ID checks and instead provides a verified identity in seconds. In a digital, online world of increasing fraud and security threats, Proof speeds up onboarding and offers our customers confidence in the identities of consumers, employees or third-party vendors.

Biometric Identity Authentication

Biometric identity authentication provides any organization with a secure, convenient solution to validate that an individual is the verified account owner for various purposes including passwordless login and performing specific transactions, or functions. The authID Verified product allows users to confirm their identity with their facial biometric by simply taking a selfie on a mobile phone or device of their choosing (as opposed to dedicated hardware). The solution includes a patented audit trail created for each transaction, containing the digitally signed transaction details, with proof of identity authentication and consent.

PrivacyKeyTM

authID PrivacyKey provides strong biometric authentication so enterprises can instantly ensure users are who they claim to be in a sub-second and deterministic way. PrivacyKey takes a privacy-first approach to digital identity and gives users a more secure way to complete online transactions. PrivacyKey protects the user’s privacy and biometric identity without any storage of their biometrics while ensuring deterministic, seamless and secure access to your accounts. PrivacyKey uses public key cryptography, so that no central honeypot of biometric data is stored, minimizing cybersecurity risks and reducing exposure, liability, and cybersecurity insurance costs. With PrivacyKey, consumers and employees are protected from account takeovers, data breaches, wire fraud, and more.

Account Access and Recovery

authID’s Verified biometric identity authentication solution allows users to recover, via a facial biometric, account access that is lost or blocked due to expired credentials, lockouts, lost or stolen devices, or compromised accounts. Because the account owner’s root of trust is established in the cloud, recovery is independent of any device or hardware. In this way, account recovery is instant, portable, and does not require the presence of or access to a previously provisioned device in order to secure access from a different device.

Key Customer Benefits

Our solution allows our enterprise customers to:

●	Verify and Authenticate users. Customers can use the authID platform not only to verify the identity of new users, but also to authenticate those users seamlessly on an ongoing basis to enable quick, secure logins and transaction authentications.

●	Benefit from high-speed processing. Our solution returns a very low-latency response, key to enabling high-volume use cases (such as logins and high-value transactions) and providing a frictionless user experience.

●	Precisely and accurately identify their consumers and employees, giving the enterprise complete confidence in who is accessing their digital assets.

●	Provide a seamless user experience in terms of speed and self-guided flow, so that even users who are not tech-savvy are easily able to complete the identity verification and authentication processes.

●	Support a wide variety of devices. Our cloud-based service is device agnostic and may be used to verify or authenticate users on any device with a camera, including shared devices, digital kiosks, etc.

●	Integrate quickly and easily. We offer pre-integrated OIDC connections as well as integrations with several leading Identity and Access Management solutions.

●	Offer broad identity document coverage. We can verify identities using a wide spectrum of government-issued documents from around the world.

Key Trends

We believe that our financial results will be impacted by several market trends in the identity verification and authentication markets, as well as expanding digital transformation efforts across a wide range of market segments. These trends include:

●	growing concerns over identity theft, fraud and account takeover, resulting from the acceleration of digital transformation, for example online shopping and remote working and the growth in AI assisted fraud, including deep fakes;

●	the growth in the sharing economy; and

●	the increase in electronic payments and alternative money transfer solutions provided by both bank and non-bank entities. The key drivers for these alternative payment methods are consumer demands for safe, convenient payment transactions, with less friction.

Our results are also impacted by the changes in levels of spending on identity verification, management and security methods, and thus, negative trends in the global economy and other factors which negatively impact such spending may negatively impact the growth in our revenue from those products. The global economy has been undergoing a period of political and economic uncertainty and stock markets are experiencing high levels of volatility, and it is difficult to predict how long this uncertainty and volatility will continue.

We plan to grow our business by increasing the use of our services by our existing customers, by adding new customers through our direct salesforce, channel partners and by expanding into new markets and innovation. If we are successful in these efforts, we would expect our revenue to continue to grow.

Corporate Information

We were incorporated in the State of Delaware on September 21, 2011, and changed our name from Ipsidy Inc. to authID Inc. on July 18, 2022. Our corporate headquarters is located at 1580 North Logan Street, Suite 660, Unit 51767, Denver, CO 80203 and our main phone number is (516) 274-8700. Our website address is www.authid.ai. The information contained on, or that can be accessed through, our website is not incorporated by reference into this filing and you should not consider information on our website to be part of this Prospectus.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement, or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10- Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to the acquisition or licensing of other businesses or assets, strategic investments in complementary businesses, general working capital, products, services, or technologies. We cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered offering or the amounts we will actually spend on the uses set forth above. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We will have broad discretion over how to use the net proceeds to us from any securities offered under this prospectus.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and expenses and the other factors described in the section of this prospectus captioned “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share.

As of November 29, 2024, there were 10,920,909 shares of common stock issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock of which there are none outstanding as of November 29, 2024, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock of which there are none outstanding as of November 29, 2024, each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our Common Stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a majority of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

No shares of our preferred stock are outstanding. Pursuant to the amended and restated certificate of incorporation, we are authorized to issue up to 20,000,000 shares of preferred stock. Our amended and restated certificate of incorporation authorizes our board, without any further stockholder action or approval, to issue these shares in one or more classes or series, to establish from time to time the number of shares to be included in each class or series and to fix the rights, preferences and privileges of the shares of each wholly unissued class or series and any of its qualifications, limitations or restrictions. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Additionally, the issuance of preferred stock may decrease the market price of our Common Stock. We currently have no plans to issue any shares of preferred stock.

Options

As of November 29, 2024, we had options to purchase 2,091,048 shares of our Common Stock outstanding pursuant to the Company’s Equity Incentive Plans with exercise prices ranging from $2.64 to $121.28 per share, with an approximate weighted average exercise price of $21.35 per share.

Warrants

As of November 29, 2024 we had outstanding warrants to purchase 697,446 shares of Common Stock with exercise prices ranging from $ 3.164 to $70.00 per share, with an approximate weighted average exercise price of $11.203 per share.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and Common Stock, and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also will provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Transfer Agent and Registrar

The stock transfer agent for our securities is Computershare N.A. 150 Royall Street, Canton, MA 02021, and its telephone number is 877-373-6374.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AUID”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities and will be issued under an indenture between us and a trustee. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

●	the title of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal amount of the debt securities will mature;

●	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

●	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

●	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

●	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

●	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

●	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

●	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

●	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

●	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

●	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

●	the designation of the original currency determination agent, if any;

●	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

●	if the debt security is also an original issue discount debt security, the yield to maturity;

●	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

●	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

●	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

●	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

●	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

●	the assets, if any, that will be pledged as security for the payment of the debt security;

●	the forms of the debt securities; and

●	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of the company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities included in the units will be separately transferable;

●	any provisions of the governing unit agreement that differ from those described in this section; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

●	directly to purchasers;

●	through agents;

●	to or through underwriters;

●	through dealers;

●	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through a combination of any of these methods of sale; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the times of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

●	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

●	the method of distribution of the securities;

●	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

●	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

●	any delayed delivery obligations to take the securities;

●	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

●	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

●	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon by Fleming PLLC, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of authID Inc. as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus and registration statement of which this prospectus is a part, have been included herein in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 15 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

AuthID Inc.

1580 N. Logan St., Suite 660, Unit 51767

Denver, Colorado 80203

Telephone: 516-274-8700

Investor-relations@authid.ai

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, filed with the SEC on May 15, 2024, for the period ended June 30, 2024, filed with the SEC on August 8, 2024 and for the period ended September 30, 2024, filed with the SEC on November 7, 2024;

●	our Current Reports on Form 8-K filed on February 22, 2024, March 20, 2024, March 26, 2024, May 15, 2024, June 27, 2024, August 8, 2024, November 4, 2024 and November 7, 2024; and

●	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on August 17, 2021 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained under the caption “Description of Capital Stock,” in Exhibit 4.7 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 20, 2024 (File No. 001-40747), for the fiscal year ended December 31, 2023, and any amendment or other report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing, by telephone, or by email at the following addresses:

authID Inc.

1580 N. Logan St., Suite 660, Unit 51767

Denver, Colorado 80203

Telephone: 516-274-8700

Investor-relations@authid.ai

373,060 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Dominari Securities LLC, Co-placement agent

Madison Global Partners, LLC, Co-placement agent

May 7, 2025